UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 6, 2014

Atlas Air Worldwide Holdings, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-16545	13-4146982
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2000 Westchester Avenue, Purchase, New York		10577
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	914-701-8000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 6, 2014 the Board of Directors (the "Board") of Atlas Air Worldwide Holdings, Inc. (the "Company") approved an amendment to Article II, Section 7 of the Company’s Bylaws. The amended Bylaws provide for a majority voting standard in uncontested director elections beginning with the Company’s Annual Meeting in 2015. The amended Bylaws are effective as of May 6, 2014.

The foregoing summary is qualified in its entirety by the full text of the Bylaws that are attached hereto as Exhibit 3 and are incorporated herein by reference.

Item 8.01 Other Events.

In connection with the adoption of the Bylaw amendment referred to in Item 5.03 above, the Board has adopted an amendment to the Company’s Corporate Governance Principles entitled "Policy on Director Elections" also effective May 6, 2014. The "Policy on Director Elections" provides as follows:

"As a condition of nomination, each incumbent Director proposed to be nominated by the Board will deliver to the Secretary of the Company an irrevocable contingent resignation at least fourteen days in advance of the distribution date for proxy solicitation materials for the shareholders meeting at which such Director is expected to be nominated to stand for election. Such resignation will be effective only if (i) such Director fails to receive the requisite majority vote in an uncontested election as provided in the By-Laws and (ii) the Board accepts such resignation within 60 days following the certification of the election results."

Item 9.01 Financial Statements and Exhibits.

Exhibit 3 - Amended and Restated Bylaws of Atlas Air Worldwide Holdings, Inc. as of May 6, 2014

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atlas Air Worldwide Holdings, Inc.

May 8, 2014	By:	/s/ Adam R. Kokas

Name: Adam R. Kokas
Title: Executive Vice President, General Counsel, Secretary and Chief Human Resources Officer

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Exhibit Index

Exhibit No.	Description

3	Amended and Restated Bylaws of Atlas Air Worldwide Holdings, Inc. as of May 6, 2014